                                                                    EXHIBIT 4.1

                           CERTIFICATE OF DESIGNATION

                                       OF

                        10.25% SERIES A PREFERRED SHARES

                                       OF

                          QUANTA CAPITAL HOLDINGS LTD.

Quanta Capital Holdings Ltd. (the "Company") HEREBY CERTIFIES that, pursuant to resolutions of the pricing committee of the board of directors of the Company passed on 14 December 2005, the Company created its 10.25% Series A Preferred
Shares, par value US$0.01 per share and that the designation, powers, preferences and rights and the qualifications, limitations and restrictions thereof are fixed as follows:

SECTION 1. DESIGNATION. There are hereby created from the authorised but unissued undesignated preferred shares of the Company 10.25% Series A Preferred
Shares, par value US$0.01 per share (the "SERIES A PREFERRED Shares"). Each
Series A Preferred Share shall be identical in all respects to every other
Series A Preferred Share, except as to the date from which dividends thereon shall accumulate, to the extent such date may differ as permitted by Section
4(a).

SECTION 2. NUMBER OF SHARES. The authorised number of Series A Preferred Shares shall be 3,450,000. Any Series A Preferred Shares purchased or redeemed by the
Company may be reissued as Series A Preferred Shares or may be reclassified and reissued by the Board in the same manner as any authorised but unissued undesignated preferred shares. Any unissued Series A Preferred Shares may be reclassified and issued by the Board in the same manner as any authorised but unissued undesignated preferred shares.

SECTION 3. DEFINITIONS. Words and expressions defined in the Bye-Laws shall, unless defined differently herein or unless the context otherwise requires, have the same meanings when used herein. The following terms shall have the following meanings when used herein:

(a)      "ACCEPTANCE NOTICE" has the meaning specified in Section 7(e).

(b)      "ADDITIONAL AMOUNTS" has the meaning specified in Section 6.

(c)      "ADDITIONAL DIRECTORS" has the meaning specified in Section 8(b).

(d)      "BUSINESS DAY" means a day that is a Monday, Tuesday, Wednesday,
         Thursday or Friday and is not a day on which banking institutions in
         New York City or Hamilton, Bermuda generally are authorised or obligated by law or executive order to close.

(e)      "BYE-LAWS" means the bye-laws of the Company, as they may be amended or replaced from time to time.

(f)      "CERTIFICATE OF DESIGNATION" means this certificate of designation relating to Series A Preferred Shares, as it may be amended from time to time.

(g)      "CHANGE IN TAX LAW" has the meaning specified in Section 7(b).

(h)      "CHANGE OF CONTROL" means any of:

         (1)      the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company's assets (determined on a consolidated basis) to any person or group (as such term is used in section 13(d)(3) of the
                  Exchange Act);

         (2)      the adoption of a scheme of arrangement the consummation of which would result in the liquidation or dissolution of the
                  Company;

         (3)      the acquisition, directly or indirectly, by any person or
                  group (as such term is used in section 13(d)(3) of the
                  Exchange Act), of beneficial ownership (as defined in rule
                  13d-3 under the Exchange Act) of more than 50% of the
                  aggregate voting power of the Company's Voting Shares;

         (4)      the consummation of any amalgamation, merger or consolidation to which the Company is a party the result of which is that, immediately after such transaction, the holders of all of the
                  Company's issued Voting Shares immediately prior to such
                  transaction hold 50% or less of the aggregate voting power of the Voting Shares of the person surviving such transaction; or

         (5)      during any period of two consecutive years, individuals (other than Additional Directors) who at the beginning of such period comprised the Board (together with any new Directors whose election by the Board or whose nomination for election by
                  shareholders was approved by a vote of a majority of the
                  Directors (other than Additional Directors) then still in
                  office who were either Directors at the beginning of such
                  period or whose election or nomination for election was
                  previously so approved) cease for any reason to constitute a majority of the Board then in office (other than Additional
                  Directors).

(i)      "CHANGE OF CONTROL NOTICE" has the meaning specified in Section 7(e).

(j)      "CHANGE OF CONTROL REDEMPTION DATE" means the date specified in a
         Change of Control Notice that is not more than 30 calendar days after the date the Company mails the Change of Control Notice to holders of
         Series A Preferred Shares, provided that if the thirtieth calendar day after the date the Company mails the Change of Control Notice is not a
         Business Day, the Change of Control

         Redemption Date specified in the Change of Control Notice shall not be later than the next succeeding Business Day.

(k)      "COMMISSION" means the Securities and Exchange Commission.

(l)      "DEPOSITARY" means The Depository Trust Company or any other depositary through whom Series A Preferred Shares or any depositary shares representing interests in the Series A Preferred Shares are issued in book-entry form.

(m)      "DIVIDEND PAYMENT DATE" has the meaning specified in Section 4(a).

(n)      "DIVIDEND PERIOD" has the meaning specified in Section 4(a).

(o)      "FIRST ISSUE DATE" means the first date on which Series A Preferred
         Shares are issued by the Company.

(p)      "JUNIOR STOCK" means the Common Shares and any other class or series of shares of the Company that ranks junior to the Series A Preferred Share either as to the payment of dividends or as to the distribution of assets on any liquidation, dissolution or winding-up of the Company.

(q)      "LIQUIDATION PREFERENCE" has the meaning specified in Section 5(a).

(r)      "PARITY LIQUIDATION PREFERENCES" has the meaning specified in Section
         5(b).

(s)      "PARITY STOCK" means any class or series of shares of the Company that ranks equally with the Series A Preferred Shares in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding-up of the Company.

(t)      "RECORD DATE" has the meaning specified in Section 4(a).

(u)      "REPRESENTATION RIGHT" has the meaning specified in Section 8(b).

(v)      "SERIES A PREFERRED SHARES" has the meaning specified in Section 1.

(w)      "SET ASIDE FOR PAYMENT" means the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of a dividend or other distribution by the Board, the allocation of the funds to be so paid on any class or series of the Company's shares, save that if any funds for any class or series of Junior Stock or any class or series of Parity
         Stock are placed in a separate account of the Company or delivered to a disbursing, paying or other similar agent, then "set aside for payment"
         means placing such funds in a separate account or delivering such funds to such disbursing, paying or other similar agent.

(x)      "$" means United States dollars (USD).

(y)      "TAXES" means any taxes, fees duties, assessments or governmental charges of whatever nature.

(z)      "TAXING JURISDICTION" has the meaning specified in Section 6.

SECTION 4.  DIVIDENDS.

(c)      RATE AND PAYMENT DATES. Holders of Series A Preferred Shares shall be entitled to receive, only when, as and if declared by the Board, out of funds legally available for the payment of dividends under Bermuda law, a non-cumulative cash dividend (together with any Additional Amounts thereon) from the date of issue, quarterly in arrear, on the 15th day of March, June, September and December in each year (each a "DIVIDEND
         PAYMENT DATE"), commencing on 15th March 2006 without accumulation of undeclared dividends. If the Company issues additional Series A
         Preferred Shares after the First Issue Date, to the extent declared, dividends thereon may accumulate from the First Issue Date or from such other date as the Board may specify in relation to such issue at the time such additional Series A Preferred Shares are issued.

         A dividend period (a "DIVIDEND PERIOD") shall be the period from and including a Dividend Payment Date to but excluding the next Dividend
         Payment Date, except that the initial Dividend Period shall commence on and include the date of issue of the Series A Preferred Shares and shall end on 14th March 2006. Dividends payable on the Series A
         Preferred Shares shall be computed on the basis of a 360 day year consisting of twelve 30 day months. If any Dividend Payment Date is not a Business Day, then the date on which the dividend for the relevant
         Dividend Period shall be payable shall be the next succeeding Business
         Day, and no additional dividend shall accumulate on the amount so payable from such Dividend Payment Date to such next succeeding
         Business Day.

         To the extent declared, dividends shall accumulate with respect to each
         Dividend Period in an amount per share equal to 10.25 percent per annum of the Liquidation Preference (equivalent to $2.5625 per share per annum).

         A dividend payable on Series A Preferred Shares on any Dividend Payment
         Date shall be paid (together with any Additional Amounts thereon) to the holders of the Series A Preferred Shares as they appear in the
         Register of Members on last calendar day of the month preceding such
         Dividend Payment Date or on such other record date as may be fixed by the Board that is not more than 60 nor less than 10 days prior to such
         Dividend Payment Date (the "RECORD DATE").

         Dividends on the Series A Preferred Shares shall be non-cumulative and accordingly, if the Board does not declare a dividend for any Dividend
         Period, holders of the Series A Preferred Shares shall not be entitled to receive a dividend for such Dividend Period and such undeclared dividend shall not accumulate or be payable. The Company shall have no obligation to pay a dividend on Series A Preferred Shares for a
         Dividend Period after the Dividend Payment Date for such

         period if the Board has not declared such dividend before the relevant
         Dividend Payment Date, whether or not dividends are declared on Series
         A Preferred Shares for any subsequent Dividend Period.

         Holders of Series A Preferred Shares shall not be entitled to any dividends or other distributions on their Series A Preferred Shares other than dividends payable in accordance with this Section 4.

(b)      PRIORITY OF DIVIDENDS. Unless the dividends (together with any
         Additional Amounts thereon) for the latest completed Dividend Period on all the issued Series A Preferred Shares and Parity Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside for payment: (1) no dividend or other distribution shall be paid or declared on the Common Shares or any other Junior Stock, other than a dividend or distribution payable solely in Common Shares or other Junior Stock; and (2) no Common Shares or other Junior Stock shall be purchased or redeemed for consideration by the Company, whether directly or indirectly, other than through the use of the proceeds of a substantially contemporaneous issue of Junior
         Stock or pursuant to the unilateral repurchase rights permitted by the
         Bye-Laws in effect on the First Issue Date or as a result of a reclassification of Junior Stock for or into other Junior Stock or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock.

         When dividends on the Series A Preferred Shares and dividends on any
         Parity Stock have not been paid (or the funds therefor have not been set aside for payment) in full on any Dividend Payment Date, all dividends which have been declared but remain unpaid shall be payable pro rata according to the amounts of dividends declared but unpaid on the Series A Preferred Shares and the amounts of dividends declared but unpaid on the Parity Stock on such Dividend Payment Date. If any Parity
         Stock has dividend payment dates different from the Dividend Payment
         Dates applicable to the Series A Preferred Shares, the date for ascertaining the amounts of dividends declared but unpaid on that
         Parity Stock shall be its dividend payment date falling within the
         Dividend Period to which the relevant Dividend Payment Date for the
         Series A Preferred Shares relates.

(c)      RESTRICTIONS ON PAYMENT OF DIVIDENDS. The Company may not declare or pay a dividend on the Series A Preferred Shares if there are reasonable grounds for believing that the Company is, or would after the payment be, unable to pay its liabilities as they become due, or if the realisable value of the Company's assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts.

SECTION 5.  LIQUIDATION RIGHTS.

(a)      VOLUNTARY OR INVOLUNTARY LIQUIDATION. On any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of the
         Series A Preferred Shares shall be entitled to receive out of the
         Company's assets available

         for distribution to shareholders, a liquidation preference in the amount of $25 per share (a "LIQUIDATION PREFERENCE") plus declared but unpaid dividends and any Additional Amounts, before any distribution of assets is made to holders of Common Shares or other Junior Stock.
         Holders of Series A Preferred Shares shall not be entitled to any other amounts from the Company in respect of their Series A Preferred
         Shares after they have received their full Liquidation Preference plus declared but unpaid dividends and any Additional Amounts.

(b)      PARTIAL PAYMENT. If the Company's assets are not sufficient to pay in full all Liquidation Preferences on the Series A Preferred Shares and
         all liquidation preferences on any Parity Stock ("PARITY LIQUIDATION
         PREFERENCES"), the amounts paid to the holders of Series A Preferred
         Shares and the holders of such Parity Stock will be paid pro rata according to the respective aggregate Liquidation Preferences or Parity
         Liquidation Preferences of such holders.

(c)      RESIDUAL DISTRIBUTIONS. If all Liquidation Preferences, declared but unpaid dividends and Additional Amounts on Series A Preferred Shares
         and all Parity Liquidation Preferences, unpaid dividends and additional amounts (if any) on other Parity Stock have been paid in full to the holders thereof, the holders of the Company's other shares shall be entitled to receive all of the Company's remaining assets according to their respective rights and preferences.

(d)      MERGER, CONSOLIDATION AND SALE OF ASSETS NOT LIQUIDATION. For the
         purpose of this Section 5, a consolidation, amalgamation, merger, arrangement or reconstruction involving the Company or a sale or transfer of all or substantially all of the issued shares or property or business of the Company shall not be deemed to constitute a liquidation, dissolution or winding-up of the Company.

SECTION 6. TAXES, ETC. All dividends declared and payable on the Series A
Preferred Shares and all Liquidation Preferences shall be paid free and clear of and without withholding or deduction at source for or on account of any present or future Taxes imposed or levied by or on behalf of the government of Bermuda or any other jurisdiction in which the Company is organised or any political subdivision thereof (a "TAXING JURISDICTION") or any taxing authority thereof or therein, unless such Taxes are required to be withheld or deducted by the laws
(or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any taxing authority thereof or therein or by an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a ruling or determination by a court of competent jurisdiction or by a taxing authority in the relevant taxing jurisdiction).

If a withholding or deduction at source is required, the Company shall, save as specified below, pay to holders of the Series A Preferred Shares such additional amounts ("ADDITIONAL AMOUNTS") by way of dividend as may be necessary to ensure that every net payment made to such holders, after the withholding or deduction in question, shall be not less than the amount which would have been paid had there been no such withholding or deduction.

No Additional Amounts shall be paid by the Company for or on account of:

(a)      any Taxes that would not have been imposed but for the fact that a holder of Series A Preferred Shares was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, the Series A Preferred Shares or any Series A
         Preferred Shares presented for payment more than 30 days after the
         Relevant Date. The "Relevant Date" means, in respect of the payment of any dividend or Liquidation Preference, the date on which such dividend or Liquidation Preference first becomes due and payable, but if the full amount of the moneys payable has not been received by the relevant disbursing agent on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to holders of Series A Preferred Shares, notice to that effect has been duly given to such holders;

(b)      any estate, inheritance, gift, sale, transfer, personal property or similar Taxes or any Taxes that are payable otherwise than by withholding or deduction from the payment of the Liquidation
         Preference;

(c)      any Taxes that are imposed or withheld by reason of the failure by a holder of Series A Preferred Shares to comply with any reasonable request by the Company addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction as a precondition to exemption from all or part of such Taxes;

(d)      any withholding or deduction required to be made by the EU Savings Tax
         Directive (Council Directive 2003/48/EC) of 3rd June 2003 or any law
         implementing or complying with, or introduced in order to conform to, such directive; or

(e)      any combination of items (a), (b), (c) and (d).

In addition, no Additional Amounts shall be paid on any payment to a holder of
Series A Preferred Shares which is a trust, partnership, limited liability company or other pass-through entity if such payment is required by the laws of the relevant taxing jurisdiction or any taxing authority thereof or therein to be included in the income for tax purposes of a beneficiary or settlor of such trust, a partner in such partnership, a member of such limited liability company or a beneficial owner of such other pass-through entity to the extent that such beneficiary, settlor, partner, member or beneficial owner would not have been entitled to such Additional Amounts had it been the holder of the Series A
Preferred Shares.

SECTION 7.   REDEMPTION.

(a)      OPTIONAL REDEMPTION. The Series A Preferred Shares shall not be redeemable by the Company prior to 15th December 2010, other than as provided in Section 7(b). On and after 15th December 2010, the Series A
         Preferred Shares shall be redeemable at the Company's option, in whole or in part, on notice given as provided in Section 7(c), at the relevant redemption price per Series A Preferred Share, plus all declared but unpaid dividends and any Additional Amounts to the date of redemption. The relevant redemption price per Series A Preferred Share shall be determined by reference to the date on which the Series A
         Preferred Shares are redeemed in accordance with the following table:

         Redemption date falling within the period                       Redemption price per share
         -----------------------------------------                       --------------------------

         15th December 2010 to 14th December 2011                                      $28.00
         15th December 2011 to 14th December 2012                                      $27.40
         15th December 2012 to 14th December 2013                                      $26.80
         15th December 2013 to 14th December 2014                                      $26.20
         15th December 2014 to 14th December 2015                                      $25.60
         15th December 2015 and thereafter                                             $25.00

(b)      TAX REDEMPTION. If:

         (1)      there is a change in tax law which, in the opinion of counsel experienced in such matters, would require the Company or any successor, surviving or amalgamated company or corporation to pay any Additional Amounts and the payment of those Additional
                  Amounts could not be avoided by the use of any reasonable
                  measures available to the Company or any such successor,
                  surviving or amalgamated company or corporation; or

         (2)      the entity formed by a consolidation, merger or amalgamation involving the Company or to which the Company conveys,
                  transfers or leases substantially all of its properties and assets is required to pay Additional Amounts in respect of any
                  Taxes imposed on any holder of Series A Preferred Shares as a result of any change in tax law that occurred after the date of the consolidation, merger, amalgamation, conveyance,
                  transfer or lease and the payment of those Additional Amounts could not be avoided by the use of any reasonable measures available to the Company or any such successor, surviving or amalgamated company or corporation

         the Company shall have the option by prior written notice to the relevant holders, in such form and given in such manner as to be in accordance with Section 7(c), to redeem all of the issued Series A
         Preferred Shares for cash at a redemption price of $25 per share, plus all declared but unpaid dividends and any Additional Amounts to the date of redemption.

         For the purpose of this Section 7(b) a "CHANGE IN TAX LAW" means (i) a change in or amendment to laws, regulations or rulings of any relevant taxing jurisdiction or authority, (ii) a change in the official application or interpretation of those laws, regulations or rulings, or
         (iii) any execution of or amendment to any treaty affecting Taxes to which any relevant taxing jurisdiction or authority is a party after the First Issue Date. For the purpose of this Section 7(b), relevant taxing jurisdictions or authorities are (x) Bermuda or any political subdivision or governmental authority of or in Bermuda with the power to tax, (y) any jurisdiction from or through which the Company or its disbursing agent is making payments on the Series A Preferred Shares or any political subdivision or governmental authority of or in that jurisdiction with the power to tax, or (z) any other jurisdiction in which the Company or a successor, surviving or amalgamated company or corporation is organised or generally subject to Taxes or any political subdivision or governmental authority of or in that jurisdiction with the power to tax.

(c)      NOTICE OF REDEMPTION. Notice of every redemption by the Company of
         Series A Preferred Shares shall be given by first class mail, to the holders of record of the Series A Preferred Shares to be redeemed, mailed not less than 30 nor more than 60 days prior to the date fixed for redemption. Notwithstanding the foregoing, if the Series A
         Preferred Shares or any depositary shares representing interests in the
         Series A Preferred Shares are issued in book-entry form through a
         Depositary, notice of redemption may be given to the holders of Series
         A Preferred Shares at such time and in any manner permitted by the
         Depositary. Each such notice given by the Company to a holder shall state: (1) the redemption date; (2) the number of Series A Preferred
         Shares to be redeemed and, if less than all of the Series A Preferred
         Shares held by such holder are to be redeemed, the number of such
         Series A Preferred Shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such Series A Preferred Shares are to be surrendered for payment of the redemption price.

(d)      PARTIAL REDEMPTION. In case of any redemption by the Company of only part of the Series A Preferred Shares in issue at the time, the Series
         A Preferred Shares to be redeemed shall be selected either pro rata or in such other manner as the Company may determine to be fair and equitable between holders of Series A Preferred Shares.

(e)      REDEMPTION ON A CHANGE OF CONTROL. If a Change of Control occurs, holders of Series A Preferred Shares shall have the right, subject to funds being legally available for the purpose and to the Bye-Laws and memorandum of association of the Company, to require the Company to redeem any or all of their Series A Preferred Shares for cash at a redemption price of $25.25 per share plus all declared but unpaid dividends and any Additional Amounts to the Change of Control
         Redemption Date, unless such Change of Control Redemption Date falls after a Record Date and on or prior to the corresponding Dividend
         Payment Date, in which case the Company shall pay only the redemption price of $25.25 per share plus any Additional Amounts thereon on the
         Change of Control Redemption

         Date and the Company shall pay the full amount of any accumulated but unpaid dividend and any Additional Amounts thereon on the relevant
         Dividend Payment Date to the holders of record of Series A Preferred
         Shares at the close of business on the corresponding Record Date.

         The Company shall, within 30 days after a Change of Control occurs, mail a notice (a "CHANGE OF CONTROL NOTICE") to all holders of Series A
         Preferred Shares at their addresses shown in the Register of Members
         (and to beneficial owners if required by applicable law) and cause the
         Depositary to send a Change of Control Notice to its participants that own Series A Preferred Shares. A Change of Control Notice shall state, among other things: (1) the event causing a Change of Control; (2) the date of such Change of Control; (3) the last date on which the redemption right triggered by such Change of Control may be exercised;
         (4) the redemption price; (5) the Change of Control Redemption Date;
         (6) the name and address of the paying agent; and (7) the procedures that holders must follow to exercise their right of redemption.

         To exercise the right of redemption under this Section 7(e), a holder of Series A preferred Shares shall deliver a written notice (an
         "ACCEPTANCE NOTICE") to the paying agent specified in the Change of
         Control Notice prior to the close of business on the Business Day immediately before the Change of Control Redemption Date stating: (1)
         if certificated Series A Preferred Shares have been issued, the certificate numbers of the Series A Preferred Shares to be redeemed, or if not, such information as may he required under applicable Depositary procedures; (2) the number of Series A Preferred Shares to be redeemed;
         and (3) that the Company is to redeem such Series A Preferred Shares pursuant to this Section 7(e) and subject to the Bye-Laws and the memorandum of association of the Company.

         A holder who has given an Acceptance Notice may withdraw it by a written notice of withdrawal delivered to the paying agent specified in the Change of Control Notice prior to the close of business on the
         Business Day immediately before the Change of Control Redemption Date stating: (1) the number of the withdrawn Series A Preferred Shares; (2)
         if certificated Series A Preferred Shares have been issued, the certificate numbers of the Series A Preferred Shares withdrawn, or if not, such information as may be required under applicable Depositary procedures; and (3) the number, if any, of Series A Preferred Shares that remain subject to redemption pursuant to the Acceptance Notice.

         A holder whose Series A Preferred Shares are to be redeemed must either effect book-entry transfer or deliver the certificate(s) for the Series
         A Preferred Shares to be redeemed, together with necessary endorsements, to the office of the paying agent specified in the Change of Control Notice to receive payment of the redemption price under this
         Section 7(e). Subject to the first paragraph of this Section 7(e), payment shall be made on the later of the Change of Control Redemption
         Date or the time of book-entry transfer or the delivery of the relevant share certificates.

                                       10

(f)      EFFECTIVENESS OF REDEMPTION. If a notice of redemption has been duly given by the Company under Sections 7(a) or (b) and all funds necessary for the redemption have been set aside for payment by the Company for the benefit of the holders of any Series A Preferred Shares to be redeemed, then, on and after the relevant redemption date: (1)
         dividends shall cease to accumulate on all Series A Preferred Shares to be redeemed, and (2) all rights attaching to such Series A Preferred
         Shares shall forthwith on such redemption date cease and determine, except only the right of the holders thereof to receive the amount payable on such redemption (whether or not book-entry transfer of the
         Series A Preferred Shares to be redeemed has been made or whether or not the relevant share certificates have been delivered to the paying agent).

         If an Acceptance Notice has been duly given by a holder of Series A
         Preferred Shares under Section 7(e) and not withdrawn and all funds necessary for the redemption have been set aside for payment by the
         Company for the benefit of the holders of any Series A Preferred Shares to be redeemed, then, immediately after the Change of Control
         Redemption Date: (1) dividends shall cease to accumulate on all Series
         A Preferred Shares to be redeemed, and (2) all rights attaching to such
         Series A Preferred Shares shall cease and determine, except only the right of the holders thereof to receive the amount payable on such redemption (whether or not book-entry transfer of the Series A
         Preferred Shares to be redeemed has been made or whether or not the relevant share certificates have been delivered to the paying agent).

(g)      NO SINKING FUND. The Series A Preferred Shares shall not be subject to any sinking fund, retirement fund or purchase fund or other similar provisions.

(h)      REDUCTION OF SHARE CAPITAL. Any redemption of Series A Preferred Shares under this Section 7 shall not be taken as reducing the amount of the
         Company's authorised share capital.

SECTION 8.  VOTING RIGHTS.

(a)      GENERAL. Except as provided below or by law, the holders of the Series
         A Preferred Shares shall not have any voting rights.

(b)      RIGHT TO ELECT TWO DIRECTORS ON NON-PAYMENT. Whenever dividends payable on the Series A Preferred Shares or any class or series of Parity Stock have not been declared by the Board and paid in an aggregate amount equal to six full quarterly dividends (whether or not consecutive), the holders of the Series A Preferred Shares, together with the holders of each such class or series of Parity Stock, shall have the right (the
         "REPRESENTATION RIGHT"), voting together as a single class regardless of class or series, to elect, by a vote of the holders of a majority of the issued Series A Preferred Shares and such Parity Stock, two
         Directors ("ADDITIONAL DIRECTORS") to the Board and to be represented by such Additional Directors, provided that the election of any such
         Directors shall not cause the Company to violate the corporate governance requirements of The

                                       11

         Nasdaq Stock Market, Inc. (or any other exchange or quotation system on which the Company's securities may be listed or quoted) that listed companies must have a majority of independent directors.

         Whenever dividends on the Series A Preferred Shares and all Parity
         Stock in issue have been paid in full or sufficient funds have been set aside for payment for at least four Dividend Periods, whether or not consecutive, the Representation Right shall cease (but subject always to the same provision for the vesting of such right in the case of any future arrears in an aggregate amount equal to six full quarterly dividends whether or not consecutive), and the terms of office of the
         Additional Directors elected to the Board shall terminate. In determining whether dividends have been paid for four Dividend Periods in which the Representation Right has vested, the Company may take account of any dividend it elects to pay for a Dividend Period after the Dividend Payment Date for that Dividend Period has passed.

         At any time when the Representation Right has vested in the holders of the Series A Preferred Shares and any Parity Stock as described in the first paragraph of this Section 8(b), such right may be exercised initially either at a special meeting of the holders of the Series A
         Preferred Shares and such Parity Stock or at any annual general meeting of the Company, and thereafter at annual general meetings of the
         Company subject to the right of the holders of Series A Preferred
         Shares and such Parity Stock to fill a vacancy in accordance with the provisions below. At any time when the Representation Right has vested, the Company's chairman or president shall, on the written request of the holders of record of not less than 10% of the Series A Preferred
         Shares and such Parity Stock (taken together) addressed to the
         Secretary, call a special general meeting of the holders of the Series
         A Preferred Shares and such Parity Stock for the purpose of electing
         Additional Directors. Such meeting shall be held on the earliest practicable date at such place as may be designated pursuant to the
         Bye-Laws (or if there is no such designation, at the Company's registered office in Bermuda). Notwithstanding the foregoing, no such special meeting shall be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of the Company.

         At any annual or special general meeting at which the holders of Series
         A Preferred Shares and any Parity Stock have the Representation Right, the presence, in person or by proxy, of the holders of more than 50% of the Series A Preferred Shares and such Parity Stock (taken together)
         shall constitute a quorum for the election of any Additional Director.
         At any such meeting or adjournment thereof the absence of such a quorum shall not prevent the election of Directors other than Additional
         Directors, and the absence of a quorum for the election of other
         Directors shall not prevent the election of Additional Directors.

         During any period in which the Representation Right subsists, any vacancies in the Board shall be filled by the Directors by vote of a majority of the Board pursuant to the Bye-Laws. During such period, the
         Additional Directors shall

                                       12

         continue in office (1) until the next succeeding annual general meeting or until their successors, if any, are elected by such holders or (2) unless required by applicable law, rule or regulation to continue in office for a longer period, until termination of the
         Representation Right, if earlier. Immediately upon any termination of the Representation Right, the terms of office of the Additional
         Directors then in office shall terminate.

         Following the initial election of Additional Directors and so long as such Representation Right continues, any vacancy in the office of
         Additional Director shall be filled by the written consent of the remaining Additional Director or, if none remains in office, by a vote of the holders of a majority of the Series A Preferred Shares and each such class or series of Parity Stock having the Representation Right, voting together as a single class regardless of class or series at a special general meeting of the Company, called as provided above for an initial election of Additional Directors after the Series A Preferred
         Shares and each such class or series of Parity Stock have the
         Representation Right as described above (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the Company, in which event such election shall be held at such next annual or special general meeting of the Company.

         During any period in which the Representation Right subsists, any
         Additional Director may be removed without cause by a vote of the holders of a majority of the Series A Preferred Shares and each such class or series of Parity Stock having the Representation Right, voting together as a single class regardless of class or series at a special general meeting of the Company, called as provided above for an initial election of Additional Directors after the Series A Preferred Shares and each such class or series of Parity Stock have the Representation
         Right as described above (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the Company, in which event such election shall be held at such next annual or special general meeting of the Company.

(c)      VOTING RIGHTS. So long as any Series A Preferred Shares are in issue, in addition to any other vote or consent of shareholders required by law or by the Bye-Laws, the written consent of the holders of at least
         75% of the Series A Preferred Shares in issue at the time or the sanction of a resolution passed by a majority of the votes cast at a separate meeting of the holders of the Series A Preferred Shares shall be required in order to vary the rights attaching to the Series A
         Preferred Shares or to adopt an amalgamation that varies the rights attaching to the Series A Preferred Shares. Notwithstanding the
         foregoing, the Board may (a) cure any ambiguity or cure, correct or supplement any provision contained in this Certificate of Designation that may be defective or inconsistent, or (b) make any provision with respect to matters or questions arising with respect to the Series A
         Preferred Shares which is not inconsistent with the provisions of this
         Certificate of Designation without the approval of the holders of
         Series A Preferred Shares

                                       13

         provided that any such action does not vary the special rights, preferences, privileges and voting powers of the Series A Preferred
         Shares taken as a whole.

         For the purpose of this Section 8(c), the creation or issue of any
         Junior Stock or Parity Stock or any shares of any class or series ranking senior to the Series A Preferred Shares as to the payment of dividends or as to the distribution of assets on any liquidation, dissolution or winding-up of the Company or the purchase or redemption of any of the Company's shares shall not be deemed to vary the rights of the holders of Series A Preferred Shares.

         The holders of the Series A Preferred Shares shall not be entitled to vote on any sale of all or substantially all of the assets of the
         Company.

         For purpose of any vote by the holders of the Series A Preferred Shares pursuant to the foregoing provisions of this Section 8, each Series A
         Preferred Share shall confer on its holder one (1) vote per share, except that when any class or series of Parity Stock has the right to vote with the Series A Preferred Shares as a single class on any matter, then the Series A Preferred Shares and such class or series of
         Parity Stock shall have one (1) vote per $25 of liquidation preference.

         The foregoing voting provisions of this Section 8 shall not apply if, at or prior to the time when the act in respect of which such vote would otherwise be required is effected, all Series A Preferred Shares in issue have been redeemed or called for redemption on proper notice and sufficient funds have been set aside for payment by the Company for the benefit of the holders of Series A Preferred Shares to effect such redemption as set out in Section 7.

SECTION 9.  RESTRICTIONS ON VOTING AND TRANSFERS.

(a)      If and for so long as the number of issued Controlled Shares of any holder of Series A Preferred Shares would constitute more than nine and one half percent (9.5%) of the total combined voting rights attaching to the issued shares of the Company (calculated after giving effect to any prior reduction in voting rights attaching to shares of other
         Persons as provided in this Section 9 or in the Bye-Laws), each such issued Controlled Share, regardless of the identity of the registered holder thereof, shall confer only a fraction of a vote as determined by the following formula (the "FORMULA"):

         (T  -  C)  /  (9.525  x  C)

         Where:     "T" is the aggregate number of votes conferred by all the
                    issued shares in the Company immediately prior to that
                    application of the Formula with respect to such issued
                    Controlled Shares, adjusted to take into account each
                    reduction in such aggregate number of votes that results
                    from a prior reduction in the exercisable votes conferred by any issued Controlled Shares pursuant to this Section 9 and the Bye-laws as at the same date; and

                                       14

                    "C" is the number of issued Controlled Shares attributable to such holder.

(b)      The Directors may, by notice in writing, require any holder of Series A
         Preferred Shares to provide, within not less than ten Business Days, complete and accurate information to the registered office or such other place as the Directors may designate in respect of any or all of the following matters:

         (1)      the number of shares in the Company in which such holder is legally or beneficially interested;

         (2)      the Persons who are beneficially interested in shares in the
                  Company in respect of which such holder is the registered
                  holder;

         (3)      the relationship, association or affiliation of such holder with any other Member or Person whether by means of common control or ownership or otherwise; or

         (4)      any other facts or matters which the Directors may consider relevant to the determination of the number of Controlled
                  Shares attributable to any Person.

(c)      If any holder of Series A Preferred Shares does not respond to any notice given pursuant to Section 9(b) above within the time specified therein or the Directors shall have reason to believe that any information provided in relation thereto is incomplete or inaccurate, the Directors may determine that the votes attaching to any shares registered in the name of such holder shall be disregarded for all purposes until such time as a response (or additional response) to such notice reasonably satisfactory to the Directors has been received as specified therein.

(d)      The Formula shall be applied successively as many times as may be necessary to ensure that no Person shall be a 9.5% Shareholder at any time. For the purposes of determining the votes exercisable by holders of Series A preferred Shares as at any date, the Formula shall be applied to the shares of each such holder in declining order based on the respective numbers of total Controlled Shares attributable to each such holder. Thus, the Formula shall be applied first to the votes of shares held by the holder to whom the largest number of total
         Controlled Shares is attributable and thereafter sequentially with respect to the holder with the next largest number of total Controlled
         Shares. In each case, calculations shall be made on the basis of the aggregate number of votes conferred by the issued shares in the Company as of such date, as reduced by the application of the Formula to any issued shares of any Member with a larger number of total Controlled
         Shares as of such date.

(e)      Notwithstanding the provisions of Sections 9(a) and (b) above, having applied the provisions thereof as best as they consider reasonably practicable, the Directors may make such final adjustments to the aggregate number of votes attaching to the shares of any Member that they consider fair and reasonable in all the circumstances to ensure that no Person shall be a 9.5% Shareholder at any time.

                                       15

(f)      Sections 9(a) to (e) (inclusive) shall only be effective for and at such times when the Company shall have eleven (11) or more Members.

(g)      The Directors shall decline to register a transfer of Series A
         Preferred Shares if the Directors have reason to believe that the effect of such transfer would be that any Person would become or continue to be a 9.5% Shareholder or a United States 25% Shareholder.

(h)      The Directors may, in their absolute and unfettered discretion, decline to register the transfer of any Series A Preferred Shares if the
         Directors have reason to believe (1) that such transfer may expose the
         Company, any subsidiary thereof, any Member or any Person ceding insurance to the Company or any such subsidiary to adverse tax or regulatory treatment in any jurisdiction or (ii) that registration of such transfer under the Securities Act or under any blue sky or other
         U.S. state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected (PROVIDED,
         HOWEVER, that in this case (ii) the Directors shall be entitled to request and rely on an opinion of counsel to the transferor or the transferee, in form and substance satisfactory to the Directors, that no such approval or consent is required and no such violation would occur, and the Directors shall not be obligated to register any transfer absent the receipt of such an opinion).

SECTION 10. NO PRE-EMPTION RIGHTS. No Series A Preferred Share shall have any right of pre-emption whatsoever in relation to any shares or other securities of the Company, or any warrants, rights or options issued or granted in respect thereof, regardless of how such shares or securities, or such warrants, rights or options, may be designated, issued or granted.

SECTION 11. CONVERSION. The Series A Preferred Shares shall not be convertible into or exchangeable for any other shares or other securities or property of the
Company.

SECTION 12. OTHER RIGHTS. The Series A Preferred Shares shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions other than as set out in this Certificate of Designation, the memorandum of association of the Company, the Bye-Laws or applicable law.

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